SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

SEPTEMBER 17, 2008

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

AMAZON.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1200 12TH AVENUE SOUTH, SUITE 1200, SEATTLE, WASHINGTON 98144

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 266-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES	3

SIGNATURES	4

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On August 18, 2008, Amazon.com, Inc. (the “Company”) called for redemption on September 17, 2008, approximately $399 million in principal amount of its outstanding 4.75% Convertible Subordinated Notes due 2009 (the “Notes”) with CUSIP numbers 023135AD8 and 023135AF3. The redemption price was 100.475% of the principal amount at maturity, plus accrued and unpaid interest from August 1, 2008 through September 16, 2008. Holders of the Notes could elect to convert the Notes into the Company’s common stock at a conversion price of $78.0275 at any time until the close of business on September 16, 2008. Between August 18, 2008 and September 16, 2008, the Company received requests to convert a total of $132,372,000 in principal amount of the Notes, and the Company issued 1,696,436 shares of its common stock as a result of such requests. The remaining total of $266,186,000 in principal amount of the Notes was redeemed by the Company on September 17, 2008.

The Company issued shares of its common stock solely to existing security holders upon conversion of the Notes, with no commission or other remuneration paid or given directly or indirectly for soliciting such exchange, pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ Thomas J. Szkutak
Thomas J. Szkutak Senior Vice President and Chief Financial Officer

Dated: September 17, 2008

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